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                                                                    EXHIBIT 99.1


                             [DIEDRICH COFFEE LOGO]


For Immediate Release
December 7, 2001

             DIEDRICH COFFEE ANNOUNCES ADDITION OF TWO BOARD MEMBERS

IRVINE, CA. DECEMBER 7, 2001 - DIEDRICH COFFEE, INC. (NASDAQ: DDRX), one of the largest specialty coffee retailers in the United States, today announced that Randy Powell and Richard Spencer have been appointed to the company's board of directors. Powell, President of Maple Leaf Pork, a division of Maple Leaf Foods, Inc., a Canadian company traded on the Toronto Stock Exchange, has extensive operational, franchising and marketing experience in the food service industry. Spencer has 15 years of strategic financial experience and is currently the manager of Westcliff Capital Management, LLC, a privately owned investment advisory firm in northern California.


"The Board has been focused over the last year on expanding the size and experience of its membership," explained Paul C. Heeschen, the company's Chairman. "The recently announced improvements in the operational performance of the company permitted us to recruit individuals of this caliber. We had been in discussions with both of these men over the last couple of months and I was very pleased when they accepted our offer to join the board."


"I am delighted that Messrs. Spencer and Powell have agreed to join the board," commented J. Michael Jenkins, the company's chief executive officer. "Their knowledge and experience will be valuable to our ongoing efforts to strengthen the company at all levels."


The addition of Powell and Spencer to Diedrich Coffee's board brings the total number of directors to six. The terms of the two new directors will be concurrent with the four existing directors. All of the company's directors stand for election each year at the Annual Meeting of Stockholders. In addition to joining the board, Mr. Powell replaced Mr. Heeschen on the Audit Committee of the board.

Powell previously served on Diedrich Coffee's Board from July 1999 to October 2000. Before assuming his present position with Maple Leaf Pork, Powell served as president and CEO of Second Cup Ltd., a publicly traded Canadian coffee company and the former parent company of Gloria Jean's Coffees, from August 1996 until November 2000. From 1993 until 1996, Powell was President and chief operating officer of S.C. Johnson & Son, Limited.

Spencer has been manager or president of Westcliff Capital Management, LLC or its predecessor company since May 1993. Westcliff Capital Management, LLC is an investment advisor for investment funds and institutional and individual investors. Westcliff Capital Management, LLC is deemed to beneficially own approximately 21% of Diedrich Coffee's common stock because it is the general partner of or investment advisor to a number of the company's stockholders.

ABOUT DIEDRICH COFFEE

With headquarters in Irvine, Diedrich Coffee specializes in sourcing, roasting and selling the world's highest quality coffees. The company's two primary brands are Diedrich Coffee, with retail coffeehouses primarily in California, Colorado and Texas, and Gloria Jean's Coffees, the nation's leading retail chain of mall-based coffee stores. The company's 369 retail outlets, the majority of which are franchised, are located in 37 states and 11 foreign countries. Diedrich Coffee also sells its coffees through more than 375 wholesale accounts including office coffee service distributors,
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restaurants and specialty retailers, and via mail order and the Internet. For more information about Diedrich Coffee, call (800) 354-5282, or visit the company's Web sites at www.diedrich.com and www.gloriajeans.com.

Forward Looking Statements

Statements in this news release that relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and fall under the safe harbor. Actual results and financial position could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including, but not limited to, the ability to properly manage the repayment of the company's indebtedness, the successful management of Diedrich Coffee's growth strategy, the impact of competition, the availability of working capital and other risks and uncertainties described in detail under "Risk Factors and Trends Affecting Diedrich Coffee and its Business" in the company's annual report on Form 10-K for the fiscal year ended June 27, 2001.

Investor Contact: Matt McGuinness, Chief Financial Officer     (949) 260-6734

Media Contact: Catherine Saar, VP Brand Development            (949) 260-6704